Exhibit 99.2

Contents

Independent Auditor’s Report	1

Financial Statements

Combined balance sheets	2

Combined statements of income	3

Combined statements of stockholder’s equity	4

Combined statements of cash flows	5

Notes to combined financial statements	6 – 9

Independent Auditor’s Report

To the Stockholder
U.S. Health Benefits Group, Inc.
Pompano Beach, Florida

We have audited the accompanying combined balance sheets of U.S. Health Benefits Group, Inc. and its combined affiliates (collectively the “Company”) as of December 31, 2007 and 2006, and the related combined statements of income, stockholder’s equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of U.S. Health Benefits Group, Inc. and its combined affiliates as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Orlando, Florida
June 12, 2008

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Combined Balance Sheets
December 31, 2007 and 2006

Assets	2007	2006
Current Assets
Cash	$53,589	$102,238
Accounts receivable, net	114,612	322,805
Prepaid expenses and other current assets	15,892	8,457
Total current assets	184,093	433,500

Property and Equipment, net	291,695	428,586

Other Assets	-	500
Total assets	$475,788	$862,586

Liabilities and Stockholder's Equity
Current Liabilities
Advance from stockholder	$-	$150,000
Accounts payable	139,606	388,783
Accrued expenses	40,089	-
Accrued payroll and benefits	34,775	42,713
Current portion of long-term debt	-	15,596
Total current liabilities	214,470	597,092
Long-Term Debt, net of current portion	-	99,504
Total liabilities	$214,470	$696,596

Commitments and Contingencies (Note 6)

Stockholder's Equity:
Common stock	1,020	1,020
Additional paid-in capital	291,959	241,959
Retained earnings (deficit)	(31,661)	(76,989)
Total stockholder's equity	261,318	165,990
	$475,788	$862,586

See Notes to Combined Financial Statements.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Combined Statements of Income
Years Ended December 31, 2007 and 2006

	2007	2006

Revenue, net	$5,480,624	$7,366,441
Cost of revenue	1,271,076	1,396,347
Gross profit	4,209,548	5,970,094

Operating expenses	3,612,198	4,599,648
Operating income	597,350	1,370,446

Other income (expense):
Interest income	1,973	-
Interest expense	(3,615)	(8,230)
Other income (expense)	(1,642)	(8,230)

Net income	$595,708	$1,362,216

See Notes to Combined Financial Statements.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Combined Statements of Stockholder's Equity
Years Ended December 31, 2007 and 2006

			Retained
		Additional	Earnings	Total
	Common	Paid-In	(Accumulated	Stockholder's
	Stock	Capital	Deficit)	Equity

Balance, December 31, 2005	$1,020	$241,959	$148,591	$391,570
Net income	-	-	1,362,216	1,362,216
Distributions	-	-	(1,587,796)	(1,587,796)
Balance, December 31, 2006	1,020	241,959	(76,989)	165,990
Net income	-	-	595,708	595,708
Contribution of capital	-	50,000	-	50,000
Distributions	-	-	(550,380)	(550,380)
Balance, December 31, 2007	$1,020	$291,959	$(31,661)	$261,318

The Company has 101,010,000 authorized shares of $.001 par value common stock, 1,020,000 shares issued and outstanding.

See Notes to Combined Financial Statements.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Combined Statements of Cash Flows
Years Ended December 31, 2007 and 2006

	2007	2006
Cash Flows from Operating Activities
Net income	$595,708	$1,362,216
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	108,882	84,107
Loss on sale of vehicle	11,708	-
Changes in assets and liabilities:
Accounts receivable	208,193	(98,369)
Prepaid expenses and other current assets	(7,435)	(544)
Other assets	500	-
Accounts payable	(249,177)	358,747
Accrued expenses	40,089	-
Accrued payroll and benefits	(7,938)	43,175
Net cash provided by operating activities	700,530	1,749,332
Cash Flows from Investing Activities
Proceeds from sale of vehicle	104,089	-
Acquisition of property and equipment	(87,788)	(376,392)
Net cash provided by (used in) investing activities
activities	16,301	(376,392)
Cash Flows from Financing Activities
Proceeds from (payment on) advance from stockholder	(150,000)	150,000
Principal payments on long-term debt	(115,100)	(4,161)
Proceeds from long-term debt	-	119,261
Distributions	(550,380)	(1,587,796)
Contributions of capital	50,000	-
Net cash used in financing activities	(765,480)	(1,322,696)

Net increase (decrease) in cash	(48,649)	50,244

Cash:
Beginning	102,238	51,994
Ending	$53,589	$102,238

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$3,615	$8,230

See Notes to Combined Financial Statements.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Notes to Financial Statements

Note 1.  Organization, Basis of Presentation and Summary of Significant Accounting Policies

Organization:  U.S. Health Benefits Group, Inc. and its combined affiliates (collectively the “Company”), are a group of call center based marketing companies primarily selling health benefit plans.  The Company is paid a commission by the providers of such plans.

A summary of the Company’s significant accounting policies follows:

Basis of presentation:  The combined financial statements include the accounts of U.S. Health Benefits Group, Inc., U.S. Healthcare Plans, Inc. and On the Phone, Inc.  The financial statements are combined due to common management and ownership between the entities.  All significant intercompany balances and transactions between the entities have been eliminated.

Use of estimates:  The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

Revenue recognition:  The Company’s commission revenue is derived from sales commissions paid by the respective provider of the health benefit plan.  Commissions are recognized upon the sale of the health benefit plan to the consumer at which point the provider is obligated for the commission.  Provisions for chargebacks and other adjustments are recorded in the same accounting period that commission revenues are recorded and have generally not been significant.

The Company also receives revenue from the provision of marketing materials and services.  Revenue from these sales is recognized once the good or service has been provided and collectability can be assured.

Concentrations:  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash.  The Company places its cash with high credit quality financial institutions, but occasionally maintains cash balances in excess of the FDIC insured limits.  The Company believes it is not exposed to significant credit risk on these accounts.

Cash equivalents:  For purposes of reporting cash flows, the Company considers all highly-liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable:  Accounts receivable represent commissions due from health benefit plan providers.  Commissions are generally paid within one week of sale.  At December 31, 2007 and 2006 a provision of approximately $11,500 and $32,000, respectively, related to chargebacks and other adjustments is included as a reduction of accounts receivable in the accompanying combined balance sheets.

Property and equipment:  Property and equipment is recorded at cost, net of accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets.  Depreciation of leasehold improvements is computed using the straight-line method over the life of the asset or the lease terms, whichever is shorter.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in operations in the year of disposition.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Notes to Financial Statements

Note 1.  Organization, Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.  If such are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Useful Lives in Years
Computer equipment	3
Leasehold improvements	5
Furniture and fixtures	7
Telephone equipment	5
Vehicles	5

Income taxes:  All of the combined companies, with the consent of their stockholder, have elected under the Internal Revenue Code to be S corporations.  In lieu of corporate income taxes, the stockholders of an S corporation are separately taxed on their proportionate shares of the Company’s taxable income, deduction, losses, and credits.  Accordingly, no provision or liability for federal income taxes has been included in the accompanying combined financial statements.

Advertising costs:  Advertising costs are expensed as incurred.  Advertising amounted to $161,912 and $145,133 for the years ended December 31, 2007 and 2006, respectively.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Notes to Financial Statements

Note 2.  Major Providers

Commission revenues for the years ended December 31, 2007 and 2006 were related to health benefit plans from the following major providers together with the receivables due from those providers as of December 31, 2007 and 2006 were:

	2007		2006
Customer	Revenue	Accounts Receivable	Revenue	Accounts Receivable
A	$3,679,433	$114,612	$-	$-
B	1,047,689	-	117,880	117,880
C	-	-	5,186,890	-
	$4,727,122	$114,612	$5,304,770	$117,880

During the year ended December 31, 2006, a significant customer of the Company filed for bankruptcy protection.  In connection with this, the Company wrote off accounts receivable and recognized bad debt of approximately $1,077,000 during the year ended December 31, 2006. This amount is included in operating expenses in the accompanying combined statements of income.

Note 3.  Property And Equipment

Property and equipment consist of the following as of December 31, 2007 and 2006 were:

	2007	2006
Computer equipment	$82,782	$96,208
Leasehold improvments	173,479	79,752
Furniture and fixures	74,005	77,401
Telephone equipment	107,012	96,121
Vehicles	-	178,161
	437,278	527,643
Less accumulated depreciation	145,583	99,057
	$291,695	$428,586

Note 4.  Long-Term Debt

During the year ended December 31, 2006, the Company entered into a note payable with a bank for the purchase of a vehicle.  The original principal balance of the note was approximately $119,000 with a fixed interest rate of 7.99%.  During the year ended December 31, 2007, the vehicle was sold to an unrelated party and the note was paid off.

Note 5.  Advance from Stockholder

In December 2006, the Company’s sole stockholder advanced the Company $150,000 on an interest free basis.  This balance was paid in January 2007.

U.S. Health Benefits Group, Inc.
and its Combined Affiliates

Notes to Financial Statements

Note 6.  Line of Credit

The Company has an asset-based revolving line of credit with maximum available borrowings of $250,000, with a financial institution, bearing interest at 5.25%.  The line of credit is secured by the Company’s sole stockholder’s personal real estate.  There was no balance outstanding under the line of credit as of December 31, 2007 or 2006.  The line of credit was subsequently closed on March 31, 2008 in conjunction with the sale of the Company.

Note 7.  Commitments and Contingencies

Operating leases:  The Company leases its main offices under a non-cancelable operating lease expiring in 2010.  The lease provides for annual increases in base rent of 3% and requires payment of the Company’s share of property taxes and normal maintenance.

Future minimum rental payments required under the operating lease at December 31, 2007 were as follows:

Year Ended
December 31,
2008	$117,874
2009	121,411
2010	51,446
$290,731

Aggregate rent expense for the years ended December 31, 2007 and 2006 was $157,919 and $83,414 respectively.

Legal proceedings:  The Company is involved in various claims and legal actions arising in the ordinary course of business.  In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s combined financial position, results of operations, or liquidity.

Note 8.  Subsequent Event

In March 2008, the Company and its stockholder entered into an agreement to sell all of the shares in the Company to The Amacore Group, Inc. (“Amacore”).  Lifeguard Benefit Services, Inc., a wholly-owned subsidiary of Amacore, was a significant provider of health benefit plans sold by the Company and accounted for approximately 67% or the Company’s net commissions revenue for the year ended December 31, 2007.  The sale was completed on April 1, 2008.